UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 5, 2026

Commission File Number	Exact Name of Registrant as Specified in Charter; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices, and Zip Code; and Telephone Number, Including Area Code)		IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION		86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix Arizona	85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 5, 2026, Pinnacle West Capital Corporation (the “Company”) entered into the First Amendment (the “First Amendment”) to the Equity Distribution Agreement, dated November 8, 2024 (as amended by the First Amendment, the “Equity Distribution Agreement”) with Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers, Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers, relating to the offer and sale from time to time of shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $900,000,000 (the “Shares”) in “at-the-market” offerings.

The First Amendment amended Section 2(b)(v) of the Equity Distribution Agreement to replace the 18-month outside maturity period for forward sale agreements with a 24-month outside maturity period. The First Amendment did not modify the maximum aggregate gross sales price, the parties, the commission rates or the other terms of the Equity Distribution Agreement.

Under the Equity Distribution Agreement, Shares having an aggregate gross sales price of approximately $630 million have been offered and sold through June 5, 2026. As a result of such prior sales, Shares having an aggregate gross sales price of up to approximately $270 million remain available for offer and sale under the Equity Distribution Agreement.

The offer and sale of the Shares have been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-277448) of the Company, as supplemented by the Prospectus Supplement, dated June 5, 2026, relating to the Shares.

The summary of the First Amendment set forth in this Item 8.01 does not purport to be complete and is qualified by reference to such amendment, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares and shall not constitute an offer, solicitation or sale in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1	First Amendment to Equity Distribution Agreement, dated June 5, 2026, among Pinnacle West Capital Corporation and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers, Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION

Date: June 5, 2026	By:	/s/ Andrew Cooper
Andrew Cooper
Senior Vice President and Chief Financial Officer